UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 30, 2025
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

169 Saxony Rd..
Suite 212
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

License Agreement

On May 30, 2025, Kiora Pharmaceuticals, Inc. (the “Company”) entered into an Exclusive Option Agreement (the “Agreement”) with Senju Pharmaceutical Co., Ltd. (“Senju”) with respect to the Company’s KIO-301 molecular photoswitch product (the “Product”). Under the Agreement, the Company granted to Senju an exclusive option to exercise rights to an exclusive development and commercialization agreement to the Product throughout certain key countries in Asia including Japan and China (the “Territory”) for use in the field of retinitis pigmentosa and/or any other disease in ophthalmology (the “Field”).

Under the Agreement, Senju will pay the Company an immediate option payment of $1.25 million. If the option is exercised, Kiora will receive an additional up-front payment in the mid single-digit millions, as well as development, regulatory and commercial milestones, plus tiered royalties on sales. The total deal value, assuming all milestones are met, is approximately $110 million plus royalties ranging from high single digit percentages to high teen percentages based on net sales and territories. Senju has a defined period to enter into an exclusive development and commercialization agreement beginning after topline data from the ongoing ABACUS-2 Phase 2 clinical trial is reported. This structure affords Senju an opportunity to collaborate with Théa Open Innovation (Laboratoires Théa or Théa), Kiora’s exclusive global development and commercialization partner for KIO-301 outside of Asia. Either party may terminate the Agreement in its entirety upon certain customary events.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which are attached hereto as Exhibit 10.1, and is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties.

Item 7.01 Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release announcing the signing of the Agreement with Senju. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Title

10.1†*	Exclusive Option Agreement, dated as of May 30, 2024, by and between Kiora Pharmaceuticals, Inc. and Senju Pharmaceutical Co., Ltd.

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of June 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†Certain confidential portions of this exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the identified confidential portions (i) are not material and (ii) are customarily and actually treated as private and confidential.
*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Chief Financial Officer
(Principal financial and accounting officer)

Date: June 3, 2025